Exhibit 3.7(i)

PtJ 6000 IYtJ 1/// (Requestors Name) (Address) (Address) (City/State/Zip/Phone#) □ PICK - UP □ WAIT □ MAIL (Business Entity Name) ·· •·(Document Number) . Certified Copies _ Certificates of Status _ Special Instructions to Filing Officer: Office Use Only 600158348926 D7/16/D3 -- 0103S -- Ol0 HS2.SO (./') r:rr, C. : - c - , = p · = ;:c , ,1 ,_ ƒ ' r - c > h : : - : 1 .. ,. v .,. , , ? - < J '."' Cl J:,a, rr, - ,, - r1 :it , - : - (:/) 9 0 a o ::c>,· - .,,... >p1 V If ,C. C.COULLIETIE JU 21 2009 EXAMINER

COVER LETTER TO: A ndment Section ' Division of Corporations . NAME OF CORPORATION: H _a_c_k_et_t'_s_S_t_o_re_s_,_,_ln_c_. DOCUMENT NUMBER: P _0_6_00_0_1_4_0_4_1_1 _ The enclosed Articles of Amendment and fee are submitted for filing. Please return all correspondence concerning this matter to the following: Guy Jean - Pierre Name of Contact Person Jean - Pierre and Jean - Pierre, LLC Finn/ Company 23150C Sandalfoot Plaza Dr. Address Boca Raton, FL 33428 City/ State and Zip Code contact@seawaycapital.com E - mail address: {to be used for future annual report not1ilcat10n) For further information concerning this matter, please call: M _e_li_s_a_C_o_e_ llo Name of Contact Person at < _5_61_ ) 8_5_2_ - 5_4_4_ 0 _ Area Code & Daytime Telephone Number Enclosed is a check for the following amount made payable to the Florida Department of State: O $35 Filing Fee O $43.75 Filing Fee & Certificate of Status Mailing Address Amendment Section Division of Corporations P.O. Box 6327 Tallahassee, FL 32314 0$43.75 Filing Fee & Certified Copy (Additional copy is enclosed) 0 $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed) Street Address Amendment Section Division of Corporations Clifton Building 266I Executive Center Circle Tallahassee, FL 32301

,, Articles of Amendment to Articles of Incorporation of Hackett's Stores, Inc. (Name of Corporation as currently filed with the Florida Dept. of State) P06000140411 (Document Number of Corporation (if known) Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation: A. If amending name, enter the new name of the corporation: H_a_r_b_o_r_B_re_w_in_,,g' - C_o_m_,_p_a_ny<c,c .. l_n_c_ . The new name must be distinguishable and contain the word "corporation," "company, or "incorporated" or the abbreviation "Corp . ," "Inc .. " or Co .. ·· or the designation "Corp, " "Inc,"or "Co" . A professional corporation name must contain the word "chartered, " "professional association," or the abbreviation "P . A . " B. Enter new principal office address, if applicable: (Principal office address MUST BE A STREET ADDRESS) <.n r.r'T'l C. Enter new mailing address, if applicable: (Mailing address MAY BE A POST OFFICE BOX) o, <D r - M >:::.:: ' - r C - : .::Dt - "" - ) ·· · " - ' - ! Ź :: : . n . . a .. ƒ g ' - r ( - r / , - ) . . ' .. D > - , : :ii: r - ,J·; rn t:J 0 - , ::::! † .s: - C! D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address: Name o(New Regl,tered Agent: New Registered Office Address: (Florida street address) Florida. (City) (Zip Code) New Registered Agent's Signature, if changing Registered Agent: I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position. Signature of New Registered Agent. if changing Page 1 of3

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If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title. name, and address of each Officer and/or Director being added : (Attach additional sheets, if necessary) Ii!!£ !i!!!!!£ Address Type of Action □ Add D Remove □ Add D Remove □ Add D Remove E. If amending or adding additional Articles, enter change(s) here: (attach additional sheets, if necessary). (Be specific) Authorized common shares to 5,000,000,000 F. If an amendment provides for an exchange. reclassification, or cancellation of issued shares , provisions for implementing the amendment if not contained in the amendment itself : (if not applicable, indicate NIA) Page 2 of3

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The date of each amendmen_t(s) adoption: _J_u_.ly_1_,c..2_0_0_ 9 ( date of adoption is required) Effective'd ate ·if applicable: _J_u_ly_1_,2_0_0_9 0 (no more than 90 days after amendment file date) Adoption of Amendment(s) (CHECK ONE) IZ] The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval. 0 The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s): "The number of votes cast for the amendment(s) was/were sufficient for approval by - ------------------ - (voting group) D The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required. D The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required. Dated July 1, 20 0 h 9 / Signature - ---- ,, - -- - /:'.' . . . / . 4 _ VV::....:= - :: • : ...,i r# - ===::::::::: - , ------ - (By a director, president or other officer - if ors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary) Thomas W. Scozzafava (Typed or printed name of person signing) Chairman, President, CEO (Title of person signing) Page 3 of3

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